EXHIBIT 99.1

SYNERGY RESOURCES CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Synergy Resources Corporation

We have audited the accompanying balance sheet of Synergy Resources Corporation (an Exploration Stage Company) as of August 31, 2008, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from inception (December 28, 2007) to August 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States.) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synergy Resources Corporation (an Exploration Stage Company) as of August 31, 2008, and the results of its operations, and its cash flows for the period from inception (December 28, 2007) to August 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has no revenue generating operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
November 24, 2008

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
BALANCE SHEET
as of August 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$2,292,341
Other current assets	27,412

Total current assets	$2,319,753

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,473
Accrued payroll taxes	40,853

Total current liabilities	53,326

Shareholders' equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	—
Common stock - $0.0001 par value, 50,000,000 shares authorized:
9,943,571 issued and outstanding	994
Additional paid-in capital	2,585,261
Stock subscriptions receivable	(27,650)
Deferred compensation	(98,800)
(Deficit) accumulated during the exploration stage	(193,378)

Total shareholders' equity	2,266,427

Total liabilities and shareholders' equity	$2,319,753

The accompanying notes are an integral part of these financial statements.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
STATEMENT OF OPERATONS
for the period from Inception (December 28, 2007) to August 31, 2008

Revenues	$—

Expenses:
Administrative services contract - related party	53,333
Salaries and payroll taxes	72,382
Legal fees	41,098
Share based compensation - stock options granted	28,200
All other general and administrative	1,258

Total expenses	196,271

Operating (loss)	(196,271)

Interest income	2,893

(Loss) before taxes	(193,378)

Provision for income taxes	—

Net (loss)	$(193,378)

Net (loss) per common share:
Basic and Diluted	$(0.07)

Weighted average shares outstanding:
Basic and Diluted	2,892,700

The accompanying notes are an integral part of these financial statements.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
for the period from Inception ( December 28, 2007) to August 31, 2008

Cash flows from operating activities:
Net (loss)	$(193,378)

Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Stock options granted	28,200
Changes in operating assets and liabilities
(Increase) in other current assets	(27,412)
Increase in accounts payable	12,473
Increase in accrued liabilities	40,853

Total adjustments	54,114

Net cash (used in) operating activities	(139,264)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	—

Cash flows from financing activities:
Cash proceeds from sale of stock, net of offering costs	2,431,605

Net cash provided by financing activities	2,431,605

Net increase in cash and equivalents	2,292,341

Cash and equivalents at inception	—

Cash and equivalents at end of period	$2,292,341

Supplemental Cash Flow Information:
Interest paid	$—

Income taxes paid	$—

The accompanying notes are an integral part of these financial statements.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
for the period from Inception (December 28, 2007) to August 31, 2008

	Number of Common Shares	Common Stock	Additional Paid - In Capital	Stock Subscriptions Receivable	Deferred Compensation	(Deficit) Accumulated During Exploration Stage	Total Shareholders' Equity

Balance at Inception, December 28, 2007	—	$—	$—	$—	$—	$—	$—

Founders' shares issued effective June 11, 2008	7,900,000	790	7,110	(7,900)	—	—	—

Shares issued for cash at $1.00 per share
pursuant to June 20, 2008 offering memorandum	1,000,000	100	999,900	(19,750)	—	—	980,250

Stock options granted effective June 30, 2008	—	—	127,000	—	(98,800)	—	28,200

Shares issued for cash at $1.50 per share
pursuant to July 16, 2008 offering memorandum	1,043,571	104	1,565,251	—	—	—	1,565,355

Offering costs	—	—	(114,000)	—	—	—	(114,000)

Net (loss)	—	—	—	—	—	(193,378)	(193,378)

Balance, August 31, 2008	9,943,571	$994	$2,585,261	$(27,650)	$(98,800)	$(193,378)	$2,266,427

The accompanying notes are an integral part of these financial statements.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

1.	Summary of Significant Accounting Policies

                Basis of Presentation:    Synergy Resources Corporation (the “Company”) was organized under the laws of the State of Colorado on December 28, 2007. The Company plans to engage in oil and gas acquisitions, exploration, development and production service activities, primarily in Weld County, Colorado. The Company is in its exploration stage and has not yet generated any revenues from operations.

                Cash and Cash Equivalents:    The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

                Oil and Gas Properties:    The Company plans to use the full cost method of accounting for costs related to its oil and natural gas properties. All of the properties acquired by the Company from the date of inception will undergo evaluation to determine whether they will be included in the depletion, depreciation, and amortization calculation. After the properties are evaluated, the capitalized costs included in the full cost pool will be depleted on an aggregate basis using the units-of-production method. A change in proved reserves without a corresponding change in capitalized costs will cause the depletion rate to increase or decrease.

                 Both the volume of proved reserves and any estimated future expenditures to be used for the depletion calculation will be based on estimates such as those described under “Oil and Gas Reserves” below.

                 The capitalized costs in the full cost pool will be subject to a quarterly ceiling test that limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent plus the lower of cost or market value of unproved properties less any associated tax effects. If such capitalized costs exceed the ceiling, the Company will record a write-down to the extent of such excess as a non-cash charge to earnings. Any such write-down will reduce earnings in the period of occurrence and result in lower depreciation and depletion in future periods. A write-down may not be reversed in future periods, even though higher oil and natural gas prices or increased reserves may subsequently increase the ceiling.

                Changes in oil and natural gas prices are expected to have the most significant impact on the Company’s ceiling test. In general, the ceiling is lower when prices are lower. Even though oil and natural gas prices can be highly volatile over weeks and even days, the ceiling calculation dictates that prices in effect as of the last day of the test period be used and held constant. The resulting valuation is a snapshot as of that day and, thus, is not necessarily indicative of a true fair value that would be placed on the Company’s reserves by the Company or by an independent third party. Therefore, the future net revenues associated with the estimated proved reserves are not based on the Company’s assessment of future prices or costs, but rather are based on prices and costs in effect as of the end the test period.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                 Oil and Gas Reserves:    The determination of depreciation and depletion expense as well as ceiling test write-downs related to the recorded value of the Company’s oil and natural gas properties will be highly dependent on the estimates of the proved oil and natural gas reserves. Oil and natural gas reserves include proved reserves that represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and natural gas reserves and their values, including many factors beyond the Company’s control. Accordingly, reserve estimates are often different from the quantities of oil and natural gas ultimately recovered and the corresponding lifting costs associated with the recovery of these reserves.

                Property Retirement Obligation:    The Company follows the guidelines of Statement of Financial Accounting Standards (SFAS)  143, “Accounting for Asset Retirement Obligations.” SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

                Stock Based Compensation:    The Company accounts for stock-based compensation in accordance with SFAS 123(R), “Share Based Payment,” requiring the Company to record compensation costs determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of stock options at their grant date by using the Black-Scholes-Merton option-pricing model and provides for expense recognition over the service period, if any, of the stock option. The Company accounts for common stock issued to employees for services based on the fair value of the equity instruments issued, and accounts for common stock issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

                Per Share Amounts:    SFAS 128, “Earnings Per Share,” provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (or loss) by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company, assuming the issuance of an equivalent number of common shares pursuant to options, warrants, or convertible debt arrangements. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive. Similarly, potential common stock equivalents are not included in the calculation if the effect would be anti-dilutive.

                Income Taxes:    Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS 109, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                Use of Estimates:     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. Estimates that are critical to the accompanying financial statements include the valuation of deferred tax assets and the impact of potential loss contingencies. As the Company implements its business plan, it is expected that future critical estimates will include the identification and valuation of proved and probable reserves, treatment of exploration and development costs as either an asset or an expense, and the calculation of depreciation, depletion, and amortization expense. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary.

                Business Risks:    The Company continually reviews the exploration and political risks it encounters in its operations. It mitigates the likelihood and potential severity of these risks through the application of high operating standards. The Company’s operations may be affected to various degrees by changes in environmental regulations, including those for future site restoration and reclamation costs. The oil and gas business is subject to extensive licensing, permitting, governmental legislation, control and regulations. The Company endeavors to be in compliance with these regulations at all times.

                Revenue Recognition:    The Company plans to recognize revenue from the sales of crude oil and natural gas when the product is delivered at a fixed or determinable price, title has transferred and collectability is reasonably assured.

                Fair Value of Financial Instruments:    SFAS 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2008.

                The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

                Concentration of Credit Risk:    The Company’s operating cash balances are maintained in one primary financial institution and currently exceed federally insured limits. The Company believes that the financial strength of this institution mitigates the underlying risk of loss. To date, these concentrations of credit risk have not had a significant impact on the Company’s financial position or results of operations.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                 Environmental Matters:    Environmental costs are expensed or capitalized depending on their future economic benefit. Costs that relate to an existing condition caused by past operations with no future economic benefit are expensed. Liabilities for future expenditures of a non-capital nature are recorded when future environmental expenditures and/or remediation are deemed probable and the costs can be reasonably estimated. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

                Recent Accounting Pronouncements:    In December 2007 the Financial Accounting Standards Board (FASB) issued SFAS  141 (revised 2007), Business Combinations (“SFAS 141R”). This statement replaces SFAS 141, Business Combinations. The statement provides guidance for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141R provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The statement determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141R will be effective for our fiscal year commencing September 1, 2009 and do not allow early adoption. Management is currently evaluating the impact of adopting this statement.

                In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160), which will be effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is not allowed. This standard establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The Company does not anticipate that this pronouncement will have a material impact on its results of operations or financial position.

                In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement No. 133 (SFAS 161), which becomes effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. This standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Management is currently evaluating the impact of adopting this statement.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162), which becomes effective upon approval by the SEC. This standard sets forth the sources of accounting principles and provides entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. It is not expected to change any of our current accounting principles or practices and therefore, is not expected to have a material impact on our financial statements.

                There were various other accounting standards and interpretations issued during 2008, none of which are expected to a have a material impact on the Company’s financial position, operations or cash flows.

2.	Going Concern

                 The Company’s financial statements are prepared on a going concern basis, which contemplates the satisfaction of obligations in the normal course of business. The Company has no source of operating revenue and has financed operations through the sale and exchange of equity. The Company has incurred losses since its inception aggregating $193,378. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

                 The Company has raised net cash proceeds of $2,431,605 in sales of common stock from inception through August 31, 2008. Management believes that these proceeds will not be sufficient to fund its operating activity and other capital resource demands during the next twelve months.

                The Company continues to raise capital through the sale of its common shares and may also seek other funding or corporate transactions to achieve its business objectives. The Company’s ability to continue as a going concern is contingent upon its ability to raise funds through the sale of equity, joint venture or sale of its assets, and attaining profitable operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

3.	Income Taxes

                The Company records deferred taxes in accordance with SFAS 109 “Accounting for Income Taxes”. The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                Reconciling items between the net loss reported for book purposes and the taxable loss reported for tax purposes include the deferred tax asset valuation allowance and differences whereby stock based compensation expenses are generally deductible for tax purposes in different periods and in different amounts than the expense recognized for book purposes.

                The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Period Ended	Estimated NOL carry-forward	NOL expires	Estimated tax benefit from NOL	Valuation allowance	Change in valuation allowance	Net tax benefit

August 31, 2008	$165,000	2028	$61,000	$(61,000)	$(61,000)	$ —

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                Income taxes at the statutory rate are reconciled to reported income tax expense (benefit) as follows:

Federal tax expense (benefit) at statutory rate	(34%)
State tax expense (benefit) at statutory rate, net	(3%)
Stock based compensation	5%
Deferred income tax valuation allowance	32%

Reported tax rate	0%

                At this time, the Company is unable to determine if it will be able to benefit from its deferred tax asset. There are limitations on the utilization of net operating loss carry-forwards, including a requirement that losses be offset against future taxable income, if any. In addition, there are limitations imposed by certain transactions which are deemed to be ownership changes. Accordingly, a valuation allowance has been established for the entire deferred tax asset.

4.             Shareholders’ Equity

               Preferred Stock    The Company has authorized 5,000,000 shares of preferred stock with a par value of $0.0001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. Since inception, the Company has not issued any preferred shares.

               Common Stock     The Company has authorized 50,000,000 shares of common stock with a par value of $0.0001 per share.

               Issued and Outstanding    The total issued and outstanding common stock at August 31, 2008 is 9,943,571 common shares, as follows:

i.	Effective June 11, 2008, the Company agreed to issue 7,900,000 common shares to its founders at $0.001 per share. Cash proceeds of $7,900 were received subsequent to August 31, 2008.

ii.	Pursuant to a Private Offering Memorandum dated June 20, 2008, the Company sold 1,000,000 units at $1.00 per unit. Cash proceeds of $980,250 were received prior to August 31, 2008 and cash proceeds of $19,750 were received subsequent to August 31, 2008. Each unit consists of one share of restricted common stock and one Series A warrant that entitles the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

iii.	Pursuant to a Private Offering Memorandum dated July 16, 2008, the Company sold 1,043,571 units at $1.50 per unit for total cash proceeds of $1,565,355. Subsequent to August 31, 2008, the Company sold an additional 16,429 units for cash proceeds of $24,645. Each unit consists of one share of restricted common stock and one Series A warrant that entitles the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                The following tables summarize information about the Company’s issued and outstanding common stock warrants for the period ended August 31, 2008:

Exercise Price	Number of Shares	Remaining Contractual Life (in years)	Exercise Price times Number of Shares

$6.00	2,043,571	4.3	$ 12,261,426

	Number of warrants	Weighted average exercise price

Outstanding, December 28, 2007	—
Granted	2,043,571	$6.00
Exercised	—

Outstanding, August 31, 2008	2,043,571	$6.00

5.             Stock Based Compensation

                The Company accounts for stock options granted as provided by SFAS 123(R), “Share-Based Payment,” which requires the Company to expense as compensation the value of grants and options as determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes-Merton option-pricing model.

                During the period ended August 31, 2008, stock options were granted to purchase 4,000,000 shares of common stock. Effective June 11, 2008, grants covering 2,000,000 shares were issued to the executive officers at an exercise price of $10.00 and a term of five years, and these options will vest over a one year period. The fair value of these options was determined to be nil based upon the following assumptions: expected life of 2.5 years, stock price of $1.00 at date of grant, nominal volatility, dividend yield of 0%, and interest rate of 2.63%. Effective June 30, 2008, grants covering an additional 2,000,000 shares were issued to the executive officers at an exercise price of $1.00 and a term of five years, and these options will vest over a one year period. Based upon a fair value calculation, these options were determined to have a value of $127,000 using the following assumptions: expected life of 2.5 years, stock price of $1.00 at date of grant, nominal volatility, dividend yield of 0%, and interest rate of 2.63%. Deferred compensation of $127,000 was recorded as a component of shareholders’ equity, and will be amortized to stock compensation expense on a pro-rata basis over the vesting term. During the period ended August 31, 2008, amortization of $28,200 was recorded.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                The following tables summarize information about stock options for the period ended August 31, 2008:

Exercise Price	Number of Shares	Remaining Contractual Life (in years)	Exercise Price times Number of Shares	Weighted Average Exercise Price

$10.00	2,000,000	4.8	$20,000,000	$10.00
$1.00	2,000,000	4.8	2,000,000	$1.00

	4,000,000		$22,000,000	$5.50

	Number of shares	Weighted average exercise price

Outstanding, December 28, 2007	—
Granted	4,000,000	$5.50
Exercised	—

Outstanding, August 31, 2008	4,000,000	$5.50

Exercisable, August 31, 2008	1,000,000

6.	Related Party Transactions and Commitments

                The Company’s executive officers control two entities that have entered into agreements with the Company. The entities are Petroleum Management, LLC (“PM”) and Petroleum Exploration and Management, LLC (“PEM”). As discussed below, one agreement provides various services to the Company and the other agreement provides an option to acquire certain oil and gas interests.

                Effective June 11, 2008, the Company entered into an Administrative Services Agreement with PM. The Company will pay $10,000 per month for leasing office space and an equipment yard located in Platteville, Colorado, and will pay $10,000 per month for office support services including secretarial service, word processing, communication services, office equipment and supplies. Additional employees, independent contractors or oil and gas professionals provided to the Company by PM will be reimbursed at actual cost. Either party may terminate the agreement with 30 days notice. For the period ended August 31, 2008, the Company paid $60,000 under this agreement, including $6,667 classified as prepaid expenses.

                Effective August 7, 2008, the Company entered into a letter of intent with the related entities that provides an option to acquire working interests in oil and gas leases which are owned by PM and/or PEM. The oil and gas leases cover 640 acres in Weld County, Colorado, and subject to certain conditions, will be transferred to the Company for payment of $1,000 per net mineral acre. The working interests in the leases vary but the net revenue interest in the leases, if acquired by the Company, will not be less than 75%. The letter of intent had an original expiration date of November 1, 2008, but has been extended by mutual agreement to August 31, 2009.

                On June 11, 2008, the Company entered into two year employment agreements with its executive officers. Pursuant to the terms of those agreements, the salaries of William E. Scaff, Jr. and Ed Holloway are each $12,500 per month. For the period ended August 31, 2008, the Company paid $75,000 under these agreements, including $8,333 classified as prepaid expenses.

SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2008

                 In June 2008, the Company sold 1,900,000 shares of its common stock to the Synergy Energy Trust (the “Trust”). The Trust was created for the benefit of consultants and others who have, or will in the future, benefit the Company. The trustee is a shareholder of the Company. As of August 31, 2008, the Trust had not sold, assigned or transferred any of the Company's shares.

                On June 1, 2008, the Company entered an agreement with Energy Capital Advisors, an entity related through common ownership interests. Energy Capital Advisors will provide certain services directly related to raising additional capital for the Company. The agreement will terminate on May 31, 2009, unless terminated earlier for reason of non-performance. Compensation under the agreement is $30,000 per month. During the period ended August 31, 2008, the Company recorded costs of $90,000 related to this agreement. Since all of the activities during the period were considered to be offering costs, they were recorded as an offset to additional paid in capital.

                On June 1, 2008, the Company entered an agreement with J3 Energy LLC, an entity related through common ownership interests. J3 Energy LLC will provide certain services directly related to raising additional capital for the Company. The agreement terminated on September 30, 2008. Compensation under the agreement is $8,000 per month. During the period ended August 31, 2008, the Company recorded costs of $24,000 related to the agreement. Since all of the activities during the period were considered to be offering costs, they were recorded as an offset to additional paid in capital.

7.              Subsequent Events

                 On September 10, 2008, Brishlin Resources, Inc. (Brishlin) acquired approximately 89% of the outstanding shares of the Company in exchange for 8,902,500 shares of Brishlin’s common stock. In conjunction with the acquisition, the shareholders of Brishlin, at a special meeting held on September 8, 2008, approved a resolution to change Brishlin’s name to Synergy Resources Corporation. For accounting purposes, the merger is considered a “reverse merger” with Synergy as the accounting acquirer.